CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated September 28, 2018, of Elite Beverage International Corp. relating to the audit of the financial statements for the period from November 29, 2017 (Inception) through December 31, 2017 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 9, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated November 29, 2018, of Elite Beverage International Corp. relating to the audit of the financial statements for the period from January 1, 2018 through February 2, 2018 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 9, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated September 28, 2018, of Elite Performance Holding Corp. relating to the audit of the financial statements for the period from January 30, 2018 (Inception) through June 30, 2018 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 9, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated March 29, 2019, of Elite Performance Holding Corp. relating to the audit of the financial statements for the period from January 30, 2018 (Inception) through December 31, 2018 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 9, 2019